EXHIBIT 10.8


                                 SALES AGREEMENT

between

     FuelCellStore.com, Inc. ("FCS")
     P.O. Box 4038
     Boulder, Colorado  80306-4038
     U.S.A.

and

     Astris Energi Inc. ("AEI")
     2175-6 Dunwin Drive
     Mississauga, Ontario
     Canada L5L 1X2

     The following is the basis of sales agreement for Astris Energy Inc. products:

     1. Non-exclusive Agreement: FCS will have non-exclusive right to advertise and promote AEI products on its website and sell them anywhere in the world.

     2. Products and Prices: Products and Prices will be those published by AEI on its website, www.astrisfuelcell.com.
                              ----------------------

     3. Commission Rate: FCS will receive 10% commission on sales, by way of 10% discount off the list prices.

     4. Shipment: AEI will ship directly to FCS customers, and will always use best efforts to ship within the specified time period. Shipping will be prepaid and FCS will collect the necessary amount per AEI price list from end customer.

     5. Terms of Payment: FCS will collect payment from its customers, and will prepay the discount price by credit card, cheque or wire transfer, so that funds are received by AEI before the shipping date.

     6. Technical Information: AEI will make available to FCS technical data sheets and instructions for all products and promotional literature, as it presently exists, and as it will be updated from time to time.

     7. Term: Initial term of this agreement will be 1 year, and it will be automatically renewed from year to year unless a notice in writing is given 90 days before the anniversary date.

     8.   Effective Date: This agreement will commence on 15 October 2000.

     9. Cancellation: Either party may cancel this sales agreement by means of a 90 day notice to the other party, in writing.

     10. Entire Agreement: This is the entire agreement between FCS and AEI; it can be modified only in writing with consent of both parties.

     DATED this 12th of October 2000.

     ASTRIS ENERGY INC.                      FuelCellStore.com, Inc.


     /s/ Jiri K. Nor                         /s/ Eric P. Gricus
     ------------------------------          ------------------------------
     Jiri K. Nor                             Eric P. Gricus
     President                               Vice President


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